Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of General Cannabis Corp. on Form S-8 (File Nos. 333-225413 and 333-210910) of our report dated March 25, 2022, with respect to our audit of the consolidated financial statements of General Cannabis Corp. as of December 31, 2021, and for the period ended December 31, 2021, appearing in the Annual Report on Form 10-K of General Cannabis Corp. for the year ended December 31, 2021.

/s/ Haynie & Company

Salt Lake City, Utah

March 25, 2022